Exhibit 99.1

News Release

Magma Acquires Sabio Labs, Enhances Titan Mixed-Signal Design Platform

SAN JOSE, Calif., Feb. 27, 2008 – Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, announced today it has acquired Sabio Labs, a provider of state-of-the-art analog IP process migration technology. Sabio Labs technology will be incorporated into the Titan™ Mixed-Signal Design Platform to provide a comprehensive solution for analog IP process migration and mixed-signal design.

Sabio’s design approach enables designers to translate their expertise into re-usable designs that simulate correctly over all corners. This results in high-performance re-usable, portable and robust designs created in a repeatable manner, eliminating the need to run thousands of simulations.

“The acquisition of Sabio Labs is another example of Magma’s ongoing strategy of acquiring leading-edge technology at an early point in the product lifecycle,” said Suk Lee, general manager of Magma’s Custom Design Business Unit. “This enables further enhancement and integration within Magma’s overall technology framework.”

“Sabio Labs shares Magma’s vision of revolutionizing IC design,” said Mar Hershenson, CEO of Sabio. “We’re pleased to join Magma, which has already revolutionized digital design, as it takes on the mixed-signal design space.”

“We are using Sabio to migrate our analog IP to 45 nm,” said Shiro Dosho, manager of the Circuit Design Team at the Strategic Semiconductor Development Center at Matsushita Electric Industrial Co. Ltd. “Sabio’s technology allowed us to cut the power consumption of our designs by 50 percent without sacrificing any other performance metric. Sabio’s technology significantly reduces analog IP process migration time and it has become a key part of our analog design environment.”

About Sabio

Sabio provides analog design solutions for mixed-signal designers based on state-of-the-art analog optimization techniques. With Sabio, designers can create robust analog designs, port complex circuits to new process technologies across foundries extremely efficiently, and explore system design trade-offs very early in the design process. Sabio is working with several top semiconductor companies who understand that the traditional analog design flow cannot be used efficiently in the design of complex mixed-signal circuits.

About Magma Design Automation

Magma’s software for designing integrated circuits (ICs) is used to create complex, high-performance chips required in cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma’s EDA software for IC implementation, analysis, physical verification, circuit simulation and characterization is recognized as embodying the best in semiconductor technology, enabling the world’s top chip companies to “Design Ahead of the Curve”™ while reducing design time and costs. Magma is headquartered in San Jose, Calif., with offices around the world. Visit Magma Design Automation on the Web at www.magma-da.com.

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Magma is a registered trademark and “Design Ahead of the Curve” and Titan are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of the acquisition of Sabio Labs, and, generally, about the performance of Magma software and Sabio Labs technology. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, risks that: the integration of Sabio Labs into Magma might take longer or be less effective than we anticipate; Magma and Sabio Labs might be unable to transition customers and other business partners after the acquisition or achieve planned synergies; development of new products may not proceed as planned; the introduction of new products or services by competitors could delay or reduce sales; the high degree of competition in our industry could intensify further and increase pricing pressure; sales of our products and services could be lower than expected as a result of weakness in the semiconductor or electronic systems industries, economic recession, or terrorism; and we may encounter unexpected difficulties in managing our expanding operations. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov).

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Contact:

Magma Design Automation, Inc.

Monica Marmie

Director, Marketing Communications

(408) 565-7689

monical@magma-da.com